                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ ]    Definitive Proxy Statement
[x]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12

--------------------------------------------------------------------------------
                              Dave & Buster's, Inc.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(1) and 0-11 ("Rule 0-11").

      (1)     Title of each class of securities to which transaction applies

      (2)     Aggregate number of securities to which transaction applies

      (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11

      (4)     Proposed maximum aggregate value of transaction

      (5)     Total fee paid

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

              (1)      Amount Previously Paid:

              (2)      Form, Schedule or Registration Statement No.:

              (3)      Filing Party:

              (4)      Date Filed:

Set forth below is the text of a news release disseminated on June 6, 2003:

                                  NEWS RELEASE
                                                           For Immediate Release
                                                For further information contact:
                                               Investor Relations - 214-904-2288


                      DAVE & BUSTER'S URGES SHAREHOLDERS TO
                      VOTE "FOR" THE DAVE & BUSTER'S SLATE


DALLAS (JUNE 6, 2003) - Dave & Buster's, Inc. (NYSE: DAB) today announced that it has sent the following letter to its shareholders:

June 6, 2003

                            DAVE & BUSTER'S SLATE --
                     COMMITTED TO BUILDING SHAREHOLDER VALUE

  -- TUESDAY'S ANNUAL MEETING IS CRITICAL FOR THE FUTURE OF YOUR INVESTMENT --

             -- VOTE "FOR" THE DIRECTORS ON THE WHITE PROXY CARD --

Dear Dave & Buster's Shareholder:

Over the past days and weeks, we have had the pleasure of speaking with many of you - hearing your thoughts, responding to your questions, and discussing Dave & Buster's plans and prospects. Since our annual meeting is next Tuesday, June 10, we wanted to remind you to vote FOR the Dave & Buster's slate of directors on the WHITE proxy card. And we wanted to remind you of some of the reasons why we believe our three nominees - James "Buster" Corley, CEO and COO; Peter Edison, Chairman; and Patricia Priest, a new independent director and Audit Committee Chair - deserve your vote.

         o Institutional Shareholder Services (ISS), the nation's foremost proxy advisory service, recommends that shareholders vote FOR our slate in its entirety, writing in its analysis that "we believe the current board deserves a chance to execute its plan and deliver results."

         o Renaissance Capital, one of our largest shareholders, has publicly endorsed our slate, citing its approval of our corporate governance changes and our commitment to further link management compensation to improved financial performance. In addition, as a further indication of its support, Renaissance withdrew its shareholder proposal to explore a potential sale of the Company.

         o Our governance changes have been significant - among other things, we added three new highly qualified independent directors with public board experience, two of whom qualify as financial experts under the language of the Sarbanes-Oxley Act; created completely independent audit, compensation, and nominating and corporate governance committees; dropped the co-CEO designation; and separated the chairman and CEO roles.

         o We further aligned the compensation of top management directly to the Company's profitability, with significant reductions in compensation if goals are not met.

         o We are pursuing a thorough and comprehensive business plan to control costs, increase revenue and reduce debt - a plan that is already showing results despite a difficult economy. As a result, in early May we reconfirmed our EPS guidance for fiscal 2003 in a range of $0.77 to $0.85.

We know that our job is to get Dave & Buster's back on track, to demonstrate the enduring strength of a unique restaurant and entertainment concept, and to build and deliver value to shareholders that is significant and sustained. We are committed to achieving those goals.

We also know that a dissident shareholder - Don Netter of Dolphin Limited Partnership - has spent a lot of time and money sending you materials criticizing Dave & Buster's on many fronts. We disagree with much of what he has said and object to what we believe are his distortions of past history. However, in an attempt to resolve our disputes and avoid the costs to our shareholders of a proxy contest, we did offer him a board seat. Mr. Netter chose not to accept our offer, and instead has chosen to run three candidates against our slate in next Tuesday's election.

We believe that election of the Dolphin slate would divide, distract and disrupt the Board at exactly the time when our efforts have begun to demonstrate real progress. We do not believe the Dolphin slate has the necessary industry expertise, company knowledge, or long-term view of value creation to serve your interests. Please use the WHITE proxy card to vote FOR the Dave & Buster's slate
- Buster Corley, Peter Edison, and Patricia Priest. This election is critical for the future of your investment, and every vote is important. Please let your vote be counted!

We look forward to continuing our dialogue with you in the future. Thank you for your support.

Sincerely,



Peter Edison                James "Buster" Corley       David "Dave" Corriveau
Chairman of the Board       CEO and COO                 President
Dave & Buster's, Inc.       Dave & Buster's, Inc.       Dave & Buster's, Inc.



                              About Dave & Buster's

Celebrating over 20 years of operations, Dave & Buster's was founded in 1982 and is one of the country's leading upscale, restaurant/entertainment concepts, with 32 Dave & Buster's locations throughout the United States. Additionally, Dave & Buster's has international agreements for the Pacific Rim, Canada, the Middle East and Mexico.

                           Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward looking terminology such as "may," "will," "anticipates," "expects," "projects," "believes," "intends," "should," or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.


                                       # #